                          INVESTMENT ADVISORY AGREEMENT

      This Investment Advisory Agreement (this "Agreement") is made as of the 29th day of July, 1994 ("Effective Date"), by and between ARM Financial Group, Inc., a Delaware corporation, with offices at Louisville, Kentucky ("Provider") and National Integrity Life Insurance Company, a New York corporation, with offices at New York, New York ("Company").

      WHEREAS, Provider has extensive experience in the management of insurance company investment portfolios; and

      WHEREAS, Company desires that Provider serve as investment adviser with respect to the investment portfolio maintained by Company; and

      WHEREAS, Company has executed a Commitment Agreement to the New York Insurance Department dated October 29, 1993 regarding the operations of Company, which contemplates agreements for investment services; and

      WHEREAS, Provider and Company contemplate that such an arrangement will achieve certain operating economies and improve services to the benefit of Provider, Company, and Company's insureds; and

      WHEREAS, Provider and Company wish to assure that all charges for services incurred hereunder are reasonable; and

      WHEREAS, Provider and Company wish to identify the services to be rendered to Company by Provider and to provide a formula for determining the charges to be made to Company;

      NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Provider and Company agree as follows.

      1. PERFORMANCE OF SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Provider agrees to the extent requested by Company to perform diligently and in a professional manner the services for Company as Company determines to be reasonably necessary in the conduct of its investment operations, and as set forth in Appendix A, which is attached hereto and made a part of this Agreement (collectively, "services").

      Provider agrees at all times to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

      (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Provider utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times be subject to Provider's direction and control, and Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally required employer contributions, and tax obligations. No facility of Provider used in performing services for Company shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

      (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing


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

      any services hereunder which require the exercise of judgment by Provider, Provider shall perform such services in accordance with any standards and guidelines Company develops and communicates to Provider. In performing any services hereunder, Provider shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company.

      (c) CONTROL. The performance of services by Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Provider or Company by their respective Boards of Directors. Provider shall act hereunder so as to assure the separate operating identity of Company.

      2. SERVICES. It is understood that Company has certain obligations under a Commitment Agreement to the New York Insurance Department dated October 29, 1993 and it is agreed that Provider shall not act or refrain from acting in any manner to cause Company to breach said obligations. The performance of Provider under this Agreement with respect to the business and operations of Company shall at all times be subject to the direction and control of the Board of Directors of the Company. Subject to the foregoing and to the terms, conditions, and limitations of this Agreement, Provider shall provide to Company the services set forth in Appendix A, which is attached hereto and made a part of this Agreement.

      3. FEES. Company agrees to compensate Provider for services provided by Provider to Company pursuant to this Agreement. Fees are payable monthly in arrears and shall be equal to an annual rate of .25% of the Account (as hereinafter defined in Appendix A) valued at statutory book value as determined by Provider on the last day of the month. Payments for less than a full month shall be pro-rated. The fees provided for in this Section 3 are exclusive of any fees charged or to be charged by any custodian under a separate custody agreement. Company agrees that Provider may direct custodians of the Account to make direct payment of fees due hereunder.

      Calculation of fees shall be in accordance with the requirements of regulation 275.205-3 issued under the Investment Advisers Act of 1940 by the Securities and Exchange Commission, which requires, among other things, that Company be notified that it is theoretically possible that a fee based in part on the growth of a client's funds could create an incentive for an advisor to make investments that are riskier or more speculative than it would make without a performance-based fee.

      4. PAYMENT. Provider shall submit to Company within thirty (30) days of the end of each month a written statement of the amount owed by Company for services pursuant to this Agreement in that month, and Company shall pay or have paid to Provider within thirty (30) days following receipt of such written statement the amount set forth in the statement.

      5. ACCOUNTING RECORDS AND DOCUMENTS. Provider shall be responsible for preparing, maintaining, and disseminating full and accurate accounts and records of all services rendered pursuant to this Agreement, as well as the financial data with respect to the Account which is necessary to prepare financial statements and reports on both statutory and GAAP bases, and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Provider shall keep such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection, and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

      6. OTHER RECORDS AND DOCUMENTS. All books, records, and files established and maintained by Provider by reason of its performance under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination during all reasonable business hours by Company and persons authorized by it or any governmental agency having jurisdiction over Company, and shall be delivered to Company at least quarterly.

      With respect to original documents other than those provided for in
Section 5 hereof which would otherwise be held by Company and which may be obtained by Provider in performing under this Agreement, Provider shall deliver such documents to Company within thirty (30) days of their receipt by Provider except where continued custody of such original documents is necessary to perform hereunder.

      7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Provider an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as are available to or have been requested by Company pursuant to this Agreement.

      It is also understood and agreed that Provider's services are not exclusively for Company. Provider shall remain free to provide services to other clients or for its own account, pursuant to objectives which may or may not be similar to the strategy adopted as appropriate for Company.

      8. CONTACT PERSON(S). Company and Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix B. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

      9. TERMINATION. This Agreement shall remain in effect for an initial term of one year, unless Company, in its sole discretion, elects to terminate this Agreement at an earlier time by giving sixty (60) days written notice to Provider. After the initial one-year term, this Agreement shall renew automatically for successive one-year terms unless the parties amend it in writing to provide otherwise. Sixty (60) days written notice of termination shall be required of either party, provided that Company shall have the right to elect to continue to receive data processing services and/or to continue to utilize data processing facilities and related software for up to 180 days from the date of such notice. Provider agrees not to terminate during the initial one-year term. Upon termination, Provider shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

      10. SETTLEMENT ON TERMINATION. No later than sixty (60) days after the effective date of termination of this Agreement, Provider shall deliver to Company a detailed written statement for all fees due and not included in any previous statement to the effective date of termination. The amount owed shall be due and payable within fifteen (15) days of receipt of such statement.

      11. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

      12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State, without regard to principles of conflict of laws.

      13. CONFIDENTIALITY. Company agrees to give Provider any information in its possession which Company deems relevant to the suitability of the investment strategy implemented by Provider, including information on Company's liabilities, whether this information becomes known before or after the adoption of the strategy. Provider shall keep any information it obtains about Company's business or investment objectives and results in confidence

      14. ARBITRATION. An unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. The award rendered shall be final and binding upon the parties, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall take place in New York, New York.

      15. NOTICE. All notices, statements, or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed

            (a) If to Provider to:

                    ARM Financial Group, Inc.
                    239 S. Fifth Street
                    Louisville, Kentucky 40202

            (b) If to Company to:

                    National Integrity Life Insurance Company
                    551 Madison Avenue
                    New York New York 10019

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

      16. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the


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

parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

      17. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      18. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be affixed hereto, as of the date and year first above written.


                                        ARM Financial Group, Inc.

                                        /s/ John Franco
                                        ----------------------------------
                                        John Franco
                                        Co-Chief Executive Officer

                                        /s/ Martin H. Ruby
                                        ----------------------------------
                                        Martin H. Ruby
                                        Co-Chief Executive Officer


                                        National Integrity Life Insurance
                                        Company

                                        /s/ David E. Ferguson
                                        ----------------------------------
                                        David E. Ferguson
                                        President


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

                                   APPENDIX A

                               INVESTMENT SERVICES

      Pursuant to Paragraph 2 of the Investment Advisory Agreement of which this is Appendix A, Company does hereby appoint Provider to act for Company as its investment adviser with respect to its general account ("Account") as constituted on the date hereof and as it may be changed, accreted, or diminished pursuant hereto, provided that:

      1. Company shall retain responsibility, authority, and control with respect to management and investment of the securities in the Account. Company shall supervise operations of Provider with respect to the Account. Except as otherwise expressly provided herein, Provider shall be free to buy, sell, exchange, convert, or otherwise trade assets in the Account in the exercise of its sole discretion, provided Provider acts in a manner consistent with general direction received from Company and the investment strategies specified by the Company. Provider shall acquire or dispose of any specific investment if so directed by the Board of Directors of Company.

      2. All investments made by Provider on behalf of Company shall be in those classes of investments prescribed by Section 1405 of the New York Insurance Law or as otherwise permitted Company by law; provided, however, that nothing contained herein shall authorize Provider to purchase or dispose of on Company's


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

behalf without the Company's prior written approval any interest in real property, mortgages, or any investment not included within one of the following categories:

      a. Cash Balances - Cash may be invested in U.S. Treasury bills and A1, P1-rated commercial paper, bankers acceptances and certificates of deposit.

      b. Corporate Bonds - The purchase of corporate bonds may include bonds, notes, debentures and other evidences of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, or of any state, district or territorial possession thereof; or of the Dominion of Canada or any province thereof, provided that the bonds are rated class 1 or 2 by the Securities Valuation Office of the National Association of Insurance Commissioners.

      c. Government Obligations - The purchase of government obligations may include bonds, notes, bills and other evidences of indebtedness issued, assumed or guaranteed by the U.S. Government, its agencies or instrumentalities or of any state or municipality thereof; or of the Dominion of Canada or any province thereof; provided the bonds are investment grade as defined by Moody's and S&P.

      d. Mortgage-Backed Securities - The purchase of mortgage-backed securities will be limited to:

            i.    The Government National Mortgage Association


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

                  (GNMA);

            ii.   The Federal National Mortgage Association (FNMA);

            iii.  The Federal Home Loan Mortgage Corporation (FHLMC);

            iv. Any other entity provided that all the underlying loans are FHA-insured or VA guaranteed loans, or are any other U.S. instrumentality or U.S. government guaranteed loans.

      e. Equity Securities - Equity securities are defined to include preferred stocks that are rated class 1 or 2 by the Securities Valuation Office of the National Association of Insurance Commissioners, mutual fund shares and common stocks which are traded on a national stock exchange.

      In the course of its investment management activity for the Company, Provider MAY NOT engage in or execute transactions in any of the following:

      1.    Borrow money for any purpose on behalf of the Company.

      2.    Pledge, mortgage or hypothecate the assets of the Company.

      3. Purchase the securities of any non-government issuer if, as a result, more than 10 percent of the total assets of the portfolio would be invested in the securities of the issuer.

      4. Invest more than 25 percent of the portfolio, measured at the time of investment, in a single industry. For


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

            the purpose of this restriction, mortgage-backed securities do not constitute an industry.

      5.    Enter into any investment which would violate the New York Insurance
            Law.

      6. Purchase or sell investments, other than portfolio investments listed as items a through e above in this paragraph 2, without the prior written approval of the Company.

      3. The Company's investment strategy with respect to the Account, as of the Effective Date of this Agreement and subject to modifications from time-to-time by the Company's Board of Directors, is to maintain a predominantly investment-grade fixed maturity portfolio, provide adequate liquidity for expected insurance obligations, and maximize total return through prudent investment management. The Company's current investment strategy does not contemplate significant investment in mortgage loans or below investment-grade securities.

      4. Provider shall not have custody of any of the assets in the Account. Custody of all assets of the Account shall at all times be maintained in one or more custodial accounts selected by Company and held in New York State on behalf of and in the name of Company with a qualified fiduciary agent. All transactions authorized by this Agreement shall be carried out through such custodial accounts. Provider shall not be responsible for any act or omission of any custodian thereunder.


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

      5. Provider shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of Company. Any and all records maintained by Provider hereunder in behalf of Company shall be and remain the property of Company. Provider shall make reports to Company as requested, including, but not limited to:

      a. delivery on the sixth working day of each month of all investment accounting data for the previous month, in an electronic format suitable for use in updating Company's computerized accounting records;

      b. delivery by January 30 of each year of all investment-related exhibits and schedules for Company's statutory annual statement, in a printed format suitable for inclusion in Company's statutory annual statement without modification; and

      c. delivery by January 30, April 30, July 31, and October 31 of each year of such investment-related data as Company needs to file regulatory reports in a timely manner.

      6. Provider does not warrant any rate of return on all or any segment of the Account. Provider will endeavor to select the most favorable prices and timing of assets purchases and sales. Provider will select brokers and dealers on a basis which is favorable to Company, taking into account research services provided, ability to execute orders promptly and correctly, fee charged, and any other factors which Provider deems relevant, and such brokers and dealers may include affiliates of Provider. Provider will pass along to Company the cost of any and all brokers' fees, commissions, taxes, and other custodial charges related to management of the Account.

      7. In the event Provider receives and collects monies for the account of Company, Provider will not commingle such monies with its own, but will deposit such monies in an appropriate separate account in the name of Company in a bank domiciled and located in the State of New York.


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

                                   Appendix B

                         CONTACT PERSON(S) FOR PROVIDER:


                              ARM Financial Group, Inc.
                              239 South Fifth Street, 12th Floor
                              Louisville, Kentucky 40202-3271
                              Telecopier:  (502) 582-7903

                              Attention:   Robert H. Scott
                                           Co-Counsel




                         CONTACT PERSON(S) FOR COMPANY:



                              National Integrity Life Insurance Company
                              551 Madison Avenue
                              New York, New York 10022

                              Attention:   David E. Ferguson
                                           President


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